EXHIBIT 10.13









                              MANAGEMENT AGREEMENT

                                       for

                              ---------------------
                              ---------------------

                                 by and between

                              ---------------------
                              ---------------------


                                   as Lessee,

                                       and


                    Innkeepers Hospitality Management, Inc.,
                              a Florida corporation


                                   as Manager,


                             Dated: _______________
                       Commencement Date: ________________







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                                Table of Contents


Table of Contents..............................................................i

PRELIMINARY STATEMENT..........................................................1
1.    APPOINTMENT AND TERM.....................................................1
   1.01     Appointment........................................................1
   1.02     Operating Term.....................................................1
   1.03     Management Authority...............................................1
   1.04     Limitations on Manager.............................................2

2.    HOTEL OPERATIONS.........................................................2
   2.01     Hotel Management Services..........................................2
   2.02     Employees..........................................................4

3.    ANNUAL PLAN..............................................................5
   3.01     Preparation and Submission.........................................5
   3.02     Lessee's Approval..................................................5
   3.03     Compliance with Annual Plan........................................6
   3.04     Agreement Limitations..............................................6
   3.05     Emergencies........................................................6

4.    HOTEL ACCOUNTS; MAINTENANCE OF MINIMUM BALANCE...........................7
   4.01     Hotel Bank Accounts................................................7
   4.02     Minimum Balance....................................................7

5.    BOOKS AND RECORDS........................................................7
   5.01     Maintenance of Books and Records...................................7
   5.02     Location; Examination and Inspection...............................7
   5.03     Lessee to Receive all Books and Records Upon Termination...........8
   5.04     Reports to Lessee..................................................8
   5.05     Final Accounting...................................................8
   5.06     Form of Reports....................................................9

6.    MANAGEMENT FEES AND EXPENSES.............................................9
   6.01     Management Fees....................................................9
   6.02     Reimbursement of Costs and Expenses................................9
   6.03     Rebates and Discounts.............................................10

7.    DISBURSEMENTS...........................................................10
   7.01     Priority of Payments..............................................10
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8.    INSURANCE...............................................................11
   8.01     Maintenance of Insurance..........................................11
   8.02     Lessee Methods of Obtaining Insurance.............................11
   8.03     Coverages.........................................................11
   8.04     Responsibility for Premiums.......................................12
   8.05     Replacement Cost..................................................12
   8.06     Waiver of Subrogation and Indemnities.............................13
   8.07     Form Satisfactory, etc............................................13
   8.08     Increase in Limits................................................13
   8.09     Blanket Policy....................................................13
   8.10     Separate Insurance................................................14
   8.11     Reports on Insurance Claims.......................................14
   8.12     Deductibles to be Operating Expenses..............................14

9.    INDEMNITIES.............................................................14
   9.01     Indemnification of Manager........................................14
   9.02     Indemnification of Lessee.........................................15
   9.03     Indemnified Parties...............................................15

10.   CONDEMNATION............................................................15
   10.01    Definitions.......................................................15
   10.02    Parties' Rights and Obligations...................................15
   10.03    Total Taking......................................................15
   10.04    Partial Taking....................................................16
   10.05    Temporary Taking..................................................16

11.   CASUALTY................................................................17
   11.01    Insurance Proceeds................................................17
   11.02    Reconstruction - Damage or Destruction Covered by Insurance.......18
   11.03    Reconstruction - Damage or Destruction not Covered by Insurance...18
   11.04    Abatement.........................................................19
   11.05    Damage Near End of Term...........................................19

12.   DEFAULT.................................................................19
   12.01    Events of Default by Manager......................................19
   12.02    Lessee Default....................................................21
   12.03    Unavoidable Delay.................................................21
   12.04    Damages...........................................................21
   12.05    Litigation Costs..................................................21
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13.   LESSEE'S TERMINATION WITHOUT AN EVENT OF DEFAULT........................21
   13.01    With Payment of Termination Fee...................................21
   13.02    Without Payment of Termination Fee................................22

14.   DEFINITIONS.............................................................22

15.   GENERAL PROVISIONS......................................................25
   15.01    Estoppel Certificates.............................................25
   15.02    Arbitration.......................................................25
   15.03    Telecommunications Leases and Licenses............................27
   15.05    Modifications and Charges.........................................27
   15.06    Understandings and Agreements.....................................27
   15.07    Headings..........................................................27
   15.08    Survival of Covenants.............................................27
   15.09    Waivers...........................................................28
   15.10    Applicable Law....................................................28
   15.11    Notices...........................................................28
   15.12    Binding Effect....................................................28
   15.13    Confidentiality...................................................28
   15.14    Conflicts.........................................................29
   15.15    Third Party Beneficiary...........................................29
   15.16    Subordination.....................................................29
   15.17    Time of the Essence...............................................29
   15.18    Counterparts......................................................29

SCHEDULE I - Terms of Agreement...............................................32

SCHEDULE II - Management Services Included in Management Fee..................34

SCHEDULE III - Sample Statement of Profit and Loss............................36

SCHEDULE IV - Definition of Capital Replacements..............................37

SCHEDULE V - STR Competitive Set..............................................40

                              MANAGEMENT AGREEMENT


..........THIS MANAGEMENT  AGREEMENT (this  "Agreement") is made as of the ______
day of  ___________________________,  by and between ___________________________
("Lessee") and Innkeepers Hospitality Management, Inc., a Florida corporation dba Island Hospitality (hereinafter referred to as "Manager").

                              PRELIMINARY STATEMENT

         A. Lessee is the lessee of the Hotel described on Schedule I.

         B. Manager is an independent contractor engaged in the management of hotels throughout the United States, and Manager is experienced in the various phases of hotel operations.

         C. Lessee is desirous of utilizing the services and experience of Manager in connection with the operation of the hotel, and Manager desires to render such services, all upon the terms and conditions hereinafter set forth.

1. APPOINTMENT AND TERM.

1.01     Appointment.

Lessee hereby appoints Manager as manager of the Hotel with the obligation to direct, supervise, manage and operate the Hotel on the terms set forth herein. Lessee will not employ any other manager to manage the Hotel during the Term.

1.02     Operating Term.

The initial operating term (the "Initial Term") of this Agreement will commence at 12:01 A.M. on the date identified on Schedule I (the "Commencement Date") and terminate at 11:59 on the expiration date identified on Schedule I (the "Expiration Date"). Thereafter, the Term of this Agreement shall continue on a month-to-month basis, and Lessee shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Manager, and Manager shall have the right to terminate this Agreement upon sixty (60) days written notice to Lessee. The Initial Term, as extended pursuant to the preceding sentence, shall be referred to herein as the "Term." In no event shall the Term of this Agreement exceed the term of the License Agreement.

1.03     Management Authority.

Manager shall have the sole and exclusive right and obligation to manage and operate the Hotel pursuant to the terms of this Agreement and Manager agrees that it shall manage and operate the Hotel as a first class hotel in accordance with the standards of the Franchisor, taking into account the size, location and character of the Hotel.

1.04     Limitations on Manager.

During the Term and any renewal thereof, Manager agrees that:

(A) Manager shall not permit wagering activities to be conducted at or in connection with the Hotel;

(B) Manager shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Internal Revenue Code of 1986, as amended (the "Code")), more than 35% of the shares of Equity Inns, Inc.;

(C) No more than 35% of the total combined voting power of Manager's outstanding stock (or 35% of the total share of all classes of its outstanding stock) shall be owned, directly or indirectly, by one or more persons owning 35% or more of the outstanding stock of Equity Inns, Inc.; and

(D) Manager (or a person who is a "related person" within the meaning of Section 856(d)(9)(F) of the Code (a "Related Person") with respect to the Manager shall be actively engaged in the trade or business of operating "qualified lodging facilities" (defined below) for one or more persons who are not Related Persons with respect to Equity Inns, Inc. or Lessee ("Unrelated Persons"). In order to meet this requirement, Manager agrees that it (or a Related Person with respect to Manager (i) shall derive at least 10% of both its revenue and profit from operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" with the meaning of such Code Section.

         A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other entities unrelated to Equity Inns, Inc. In the event that Manager fails to comply with any of the provisions of this Section 1.04, the same shall not be deemed an Event of Default hereunder, but Lessee shall have the right to terminate this Agreement.

2. HOTEL OPERATIONS.

2.01     Hotel Management Services.

(A) Manager will manage the Hotel in accordance with its standards and policies for the operation of comparable facilities, including the standards and policies of the Franchisor. Manager will perform those activities typically performed by management companies operating comparable facilities, including those activities contained on Schedule II, but only to the extent that sufficient funds are available to Manager to perform those activities.

(B) Manager shall have the right to establish all prices, price schedules, rates and rate schedules, rents, lease charges, and concession charges, all within the parameters of the approved Annual Plan; provided, "trade-outs" in excess of one thousand dollars ($1,000) per month shall be approved by Lessee. The Manager shall have the right to administer leases, license and concession agreements for all public space at the Hotel, including all stores, office space and lobby space. All such leases, licenses or concessions shall be in Lessee's name and may be executed by Manager on Lessee's behalf; provided, however, any such lease, license or concession for a term in excess of one (1) year shall be approved by Lessee, which approval shall not be unreasonably withheld or delayed. Manager shall have the right and the obligation to negotiate and enter into, on behalf of the Lessee, service contracts and licenses required in the ordinary course of business in operating the Hotel, provided, however, any contract for a term in excess of one (1) year shall be approved by Lessee, which approval shall not be unreasonably withheld or delayed. Upon termination of this Management Agreement, Manager shall assign any such service contracts and licenses to the successor manager, who shall agree to assume responsibility for said items. Manager shall sign such documents as are reasonably necessary to effectuate the assignment and assumption, but Lessee shall be responsible for the cost of transferring any licenses and/or permits to Lessee or the new manager.

(C) Manager will keep the Hotel and all private roadways, sidewalks and curbs appurtenant thereto that are under Manager's control, including windows and plate glass, parking lots, HVAC, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Manager's use, any prior use, the elements or the age of the Hotel or portion thereof), and, except as otherwise provided in the provisions of this Agreement regarding hazard insurance, condemnation proceeds and Capital Replacements, with reasonable promptness, make all necessary and appropriate maintenance, repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Agreement (concealed or otherwise), or required by any governmental agency having jurisdiction over the Hotel in such manner as to minimize current and future Capital Replacements. The cost of all such maintenance and repairs shall be deemed an Operating Expense. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Manager will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Hotel or any part thereof for its Primary Intended Use.

(D) Manager shall regularly and consistently perform and shall maintain precise records of an ongoing preventative maintenance program, the cost of which shall be deemed an Operating Expense. Such preventative maintenance program shall be performed as frequently as is necessary to maintain the subject equipment or the Hotel in a first class condition and include (but not be limited to) the following:

      o  Carpet cleaning
      o  Carpet and upholstery stain removal
      o  HVAC maintenance (including filter cleaning and replacement)
      o  Boilers
      o  Painting (including door frames)
      o  FF&E repair and touch up
      o  Exterior cleaning (including power washing of building and sidewalks)

Manager shall maintain the Hotel (interior and exterior), including all public and back of the house areas, at a high level of cleanliness at all times.

2.02     Employees.

(A) Manager, subject to Lessee's approval, will select a general manager for the Hotel. Manager will select all other department heads for the Hotel and all personnel which Manager determines to be necessary for the operation of the Hotel (collectively "Employees"). All Employees will be employed at Lessee's cost and expense, but will be employees of Manager; provided that wages and related expenses will be deemed Operating Expenses and will be set forth in the approved Annual Plan. Manager agrees that neither the general manager nor the lead salesperson at the Hotel may be transferred to another hotel or similar property owned, leased, or managed by Manager or any of its Affiliates in the same Competitive Set as determined by Smith Travel Research without the consent of the Lessee. In the event that Manager desires to make such a transfer, Manager shall submit its request to Lessee in writing, and Lessee shall respond to the request in writing, within fifteen (15) days following receipt of Manager's request. If Lessee fails to respond to Manager's request within such fifteen (15) day period, Lessee shall be deemed to have consented to the transfer. The Manager shall set all personnel policies.

(B) Subject to the approved Annual Plan, all decisions with regard to the terms of employment, including but not limited to compensation, bonuses, fringe benefits, discharge and replacement of all Employees, will be made and implemented directly by Manager or through the general manager, department heads or any of their designees under the supervision of Manager.

(C) Manager will enroll the Employees in Manager's employee benefits program (the "Benefits Program"). Manager will administer the Benefits Program in the same manner that it administers the Benefits Program at other Hotel it operates. The Hotel will be charged as an Operating Expense the cost of such Benefits Program under the same formula used to calculate the cost charged to other Hotel Manager operates and such costs shall be set forth in the approved Annual Plan.

(D) Manager will respond to organizational efforts by unions and in negotiating and implementing union agreements. With respect to Manager's employees, Manager will control the terms of any union contract and will not be required to take actions which will unreasonably increase Manager's liabilities pursuant to the union contract. Upon termination of this Agreement, Lessee will assume Manager's obligations under the union contact with respect to any employees hired by Lessee at that time.


(E) Manager shall pay from its own funds, and not from Gross Revenues, for any employment practices claim which (1) is a substantial violation of the standards of responsible labor relations as generally practiced by prudent operators of similar hotel properties in the general geographic area of the hotel or (2) is not the isolated act of an individual employee, but rather the direct result of corporate policies of Manager which either encourage or fail to discourage such conduct. Manager shall indemnify, defend and hold harmless Lessee from and against any fines or judgments arising out of such conduct, and all litigation expenses (including reasonable attorneys' fees) incurred in connection with such a claim.


3. ANNUAL PLAN.

3.01     Preparation and Submission.

Lessee and Manager acknowledge that the budgeting process is a critical factor to the successful operation of the Hotel and also a key communication link between the parties. Manager will submit to Lessee, for its approval, not later than the dates indicated below the proposed annual plan for the Hotel (the "Annual Plan"). The Manager shall submit to the Lessee no later than thirty (30) days after the Commencement Date of this Agreement for the first partial operation year and no later than November 1 of the year prior to the applicable Operating Year, a statement of the estimated gross revenues, gross expenses and gross operating profit for the Operating Year and prior year actual results, including Manager's good faith reasonable assumptions as to payroll costs, room rates and occupancies, which will reflect the estimated results of the operation during each month of the Operating Year (the "Operating Budget") and a marketing plan. In preparing all budgets and forecasts and the estimated profit and loss statements comprising the Annual Plan, Manager will use its good faith reasonable judgment and will base its estimates upon the most recent and reliable information available taking into account the location of the Hotel and Manager's experience in hotel operations. Manager expressly disclaims any warranty of or representations as to results of operations of the Hotel.

3.02     Lessee's Approval.

Within thirty (30) days following submission of any components of the Annual Plan to Lessee, Lessee shall give Manager written notice either (a) that Lessee approves such component of the Annual Plan or (b) indicating with reasonable specificity the respects in which Lessee objects to such component of the Annual Plan, or component thereof; provided, however, that Lessee's approval rights shall not apply with respect to non-discretionary budget items required by law such as impositions (subject to the right of the Lessee to contest such impositions or other non-discretionary items). In the latter event, Lessee and Manager shall act promptly, reasonably and in good faith to seek to resolve Lessee's objections. In the event that Lessee and Manager fail to reach agreement with respect to any material component of the Operating Budget or Annual Plan within thirty (30) days after receipt of Lessee's written notice, Manager and Lessee shall refer any disputed Operating Budget matter to arbitration using procedures set forth in Section 16.02 below and each party shall endeavor to cause such arbitration to be completed as quickly as possible, but in any event not later than six (6) months following referral to arbitration. Pending the results of such arbitration or the earlier agreement of the parties, (i) as to any matters in the Operating Budget or Annual Plan which have not been agreed upon, the Hotel will be operated in a manner reflecting the prior Operating Year's actual results adjusted by multiplying said number by the number obtained by dividing the average CPI for the twelve months ended on September 30 of the most recently completed Operating Year by the average CPI for the twelve months ended on September 30 of the prior Operating year, until a new Operating Budget is adopted. In the event Lessee fails to deliver the notice set forth in this section, within the required time period, the component of the Annual Plan at issue shall be deemed approved.

3.03     Compliance with Annual Plan.

Manager will use good faith reasonable efforts to comply with and operate the Hotel in accordance with the approved Annual Plan and will not incur any material additional expense or change materially the manner of operation of the Hotel without the written approval of Lessee unless an emergency occurs as provided in Section 3.06.

3.04     Agreement Limitations.

Except as provided in Section 2.01 Manager will not enter into any commitment on behalf of Lessee requiring payments of amounts in excess of the amount set forth on Schedule I or requiring performance over a time period in excess of the period set forth on Schedule I without the prior written approval of Lessee. Manager shall make no payments to Affiliates as Operating Expenses hereunder unless expressly set forth in the Operating Budget or otherwise expressly agreed to in writing by Lessee in advance, in either case, after full written disclosure by Manager to Lessee of the affiliation, competitive pricing and any other related information requested by Lessee. Manager may provide Hotel rooms and services at the Hotel on a complimentary basis without charge or other consideration to employees of Manager or its Affiliates visiting the Hotel from outside the area in which the Hotel is located to the extent such practice does not materially decrease profitability, but Manager shall not provide such complimentary rooms or service as compensation to parties providing materials or services to the Manager or an Affiliate of Manager.

3.05     Emergencies.

The limitations of Section 3.04 do not apply to emergency repairs or emergency actions. For the purposes of this Section 3.05, an emergency means an unforeseen circumstance (including any unforeseen or unknown legal requirements, provided that such requirements would be reasonably unforeseeable or unknown to a prudent, experienced management company similarly situated to Manager and possessing a high degree of management expertise) that in the opinion of Manager requires immediate action which cannot be delayed in order to minimize injury to the Hotel or injury to any person or property, provided that Manager shall give Lessee immediate notice of any such emergency action.

4. HOTEL ACCOUNTS; MAINTENANCE OF MINIMUM BALANCE.

4.01     Hotel Bank Accounts.

Manager will select all banks with which the Hotel will conduct its various banking affairs, subject however, to Lessee's approval, not to be unreasonably withheld. Manager will have no liability for any loss to Lessee as a result of any bank insolvency or failure or as a result of any negligence or misconduct of the Bank or its employees. All funds received in the operation of the Hotel will be deposited into one or more special accounts bearing the name of the Hotel (the "Hotel Accounts") in the banks so selected. Subject to the provisions of
Section 7, all amounts in the Hotel Accounts are the property of Lessee. The Lessee's funds will not be co-mingled with funds of the Manager or funds of other Hotel managed by Manager.

4.02     Minimum Balance.

Upon establishment of the Hotel Accounts, the sum set forth on Schedule I and designated as the Minimum Balance (the "Minimum Balance") will be deposited in the Hotel Accounts by the Lessee and will be maintained throughout the Term. All funds in excess of the Minimum Balance will be transferred bi-weekly to Lessee on Friday by 12:00 p.m., Eastern Time. Notwithstanding this bi-weekly distribution, said amounts nonetheless will be subject to adjustment in accordance with Section 6.01 and 6.02. Any additional funds necessary to maintain the Minimum Balance will be funded by Lessee no later than one (1) business day following receipt of a notice to that effect from Manager.

5.       BOOKS AND RECORDS.

5.01     Maintenance of Books and Records.

Manager will keep complete and adequate books of account and such other records as are necessary to reflect the results of the operation of the Hotel on a calendar year basis. Manager will keep the books and records for the Hotel in all material respects in accordance with GAAP or the Uniform System of Accounts, on an accrual basis.

5.02     Location; Examination and Inspection.

Except for the books and records which may be kept in Manager's home office or other suitable location pursuant to the adoption of a central billing system or other centralized service, the books of account and all other records relating to or reflecting the operation of the Hotel will be the property of Lessee and will be kept at the Hotel. All books and records will be available to Lessee and its representatives upon reasonable request for examination, inspection and transcription.

5.03     Lessee to Receive all Books and Records Upon Termination.

Upon any termination of this Agreement, all original books and records of all books and records not kept at the Hotel, will be turned over to Lessee forthwith so as to ensure the orderly continuance of the operation of the Hotel, provided, however, Manager will at its expense be entitled to retain copies of all books and records wherever located.

5.04     Reports to Lessee.

(A) Manager will deliver not later than the twelfth (12th) day of the month, a detailed (i) profit and loss statement showing the results of operation of the Hotel for the prior month and the year to date, with a comparison to the budgets contained in the then current Annual Plan and to prior year results; and (ii) balance sheet. Manager also shall prepare, monthly, for the Hotel, forecasts of occupancy, average daily rate ("ADR") and revenue per available room ("REVPAR") for that month, and other reports similar to those produced by Manager or its Affiliates for hotels they own. In addition, quarterly, Manager will provide Lessee with a forecast for Gross Revenues, Gross Operating Profit and Net Operating Profit less insurance for the remainder of the Operating Year, by month.

(B) Costs of a certified audit or any other reports by an independent certified public accountant selected by Lessee, if and when requested by Lessee, will be an expense borne by Lessee and will be coordinated by Manager.

(C) At Lessee's request, Manager will further deliver financial reports required by third parties. All reasonable costs in producing these reports will be borne by Lessee.

(D) At Lessee's request, Manager agrees to meet with Lessee via conference call or in person to discuss the operating results of the Hotel on a quarterly basis, and will comply with all reasonable requests to meet with Lessee to discuss other issues.

5.05     Final Accounting.

Upon termination of this Agreement for any reason, Manager will promptly deliver to Lessee, but will be permitted to retain a copy of, the following:

(A) a final accounting, reflecting the balance of income and expenses of the Hotel as of the date of termination;

(B) any balance or moneys in the Hotel Accounts, or elsewhere, held by Manager with respect to the Hotel (after payment or reservation with respect to all committed obligations), which balance will be distributed in accordance with the formula set forth in Section 6.01; and

(C) all books and records of the Hotel (including those stored on computerized software), and all contracts, bookings, reservations, leases, receipts for deposits, unpaid bills and other records, papers or documents which pertain to the Hotel, and duplicate copies of the personnel records of employees of the hotel (provided Manager will not be required to turn over computer software, but will provide all printouts from the software related to the Hotel).

5.06     Form of Reports.

All reports will be in Manager's customary detail and form for managed properties and will be transmitted electronically to Lessee in addition to hard copies being provided by mail. A sample of the currently used profit and loss statement is attached as Schedule III.

6.       MANAGEMENT FEES AND EXPENSES.

6.01     Management Fees.

(A) Base Management Fees. In consideration of the services to be performed during the term of this Agreement by Manager, the Lessee shall pay to the Manager a periodic base management fee ("Base Management Fee") in the amount of two percent (2%) of Gross Revenues for each month. Each such periodic fee shall be paid to Manager (or retained by Manager as provided below) at such time as the final monthly report for such month is submitted to Lessee pursuant to
Section 5.04.

(B) Incentive Management Fees. In addition to the Base Management Fee and in consideration of the services to be performed during the term of this Agreement, the Lessee shall pay to the Manager for each Year (or partial Year), an incentive fee ("Incentive Management Fee"), at the times and in the amounts designated on Schedule I.

6.02     Reimbursement of Costs and Expenses.

Lessee will reimburse Manager for all costs and expenses incurred by Manager for Lessee's account in the ordinary course of business in accordance with the approved Annual Plan under the terms and provisions of this Agreement and will include, but not be limited to the following:

(A) the salaries and wages, including costs of payroll taxes, bonuses, retirement plan contributions, fringe benefits, and related payroll items incurred with respect to Manager's employees assigned to the Hotel;

(B) Expenses for shared services and purchases (equitably allocated to each hotel benefiting from the shared services or purchases in a manner consistent with Manager's allocation policy uniformly applied to all managed hotels) and reflected in the Annual Plan;

(C) All tourist-class travel expenses, reasonable meals, and customary out of pocket expenses (i.e., telephone, fax and postage) for home office personnel (regional operations and sales managers), to the extent directly allocable to the Hotel and not to other business for such home office personnel and the salaries of such personnel for such time as such personnel are located at the Hotel and are performing exclusive full-time services for regular Hotel Employees;

(D) The Accounting Fee described on Schedule I.

         The reimbursement shall be paid out of Gross Revenues no later than the date of the payment of the Base Management Fee for any month. The Manager shall retain the Base Management Fee each month, from Gross Revenues.

6.03     Rebates and Discounts.

Because of its purchasing power derived through its operations of its proprietary hotels, its management of hotels, and its franchising of hotels, Manager may from time to time negotiate rebates and discounts from the vendors of certain products and services. Manager agrees that the portion of such rebates and discounts allocable to the Hotel will be passed on to the Lessee.

7.       DISBURSEMENTS.

7.01     Priority of Payments.

All Gross Revenues will be deposited in the Hotel Accounts as and when received. Manager is authorized to and will disburse on a current basis, on behalf of Lessee, funds from the Hotel Accounts (to the extent available) in the following order of priority:

(A) Payment of payroll and payroll taxes and other employment costs identified in Section 6.02(A), including any sales and use taxes imposed on such costs;

(B) Payment of all remaining sales and use taxes, including sales and use taxes on fees and reimbursements to Manager;

(C) Payment of all other Operating Expenses;

(D) Payment of the cost of the insurance required under Section 8 and rents under any Operating Leases;

(E) The Minimum Balance (to be maintained in the Hotel Accounts).

Lessee is solely responsible to pay from its own funds the real and personal property taxes, other impositions and mortgage debt service payments for the Hotel.

8.       INSURANCE.

8.01     Maintenance of Insurance.

Lessee shall at all times keep the Hotel insured with the kinds and amounts of insurance described in Section 8.03 below and in accordance with any mortgage and the Franchise Agreement with the exception of workers' compensation insurance and employment practices liability insurance, provided for in Sections 8.03(H) and 8.03(J), respectively. This insurance shall be written by qualified, solvent companies which can legally write insurance in the state in which the Hotel is located. The policies must name Lessee and Manager as parties insured, as their interest may appear, with minimum deductibles customary in the industry, but in any event, not greater than $25,000. Losses shall be payable to Lessee except as provided in Section 8.03(D). Subject to Section 8.11 below, any loss adjustment with respect to the insurance coverages set forth in items (A),
(B) and (C) of Section 8.03 below shall be made by Lessee acting in its sole and absolute discretion. Evidence of insurance shall be deposited with Manager.

8.02     Lessee Methods of Obtaining Insurance.

At its option, Lessee may procure and maintain the insurance by (i) undertaking the procuring of insurance directly in its own name and behalf or (ii) agreeing to coverage under Manager's blanket policies in accordance with Manager's proposal at a price established by Manager. Upon and in the event of the selection of the Manager's insurance policy, such policy shall be deemed acceptable to the Lessee.

8.03     Coverages.

The policies shall include:

(A) Building insurance of risks on the "Special Form" or "All Risk Form" in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 8.05 below) or such other amount which is acceptable to Lessee and Manager, and personal property insurance on the "Special Form" or "All Risk Form" in the full amount of the replacement cost thereof;

(B) Earthquake and, if the Hotel is in the 100-year floodplain, flood insurance in reasonable and adequate amounts as reasonably determined by Lessee;

(C) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Hotel, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably determined by Lessee from time to time;

(D) Loss of income and business interruption insurance on the "Special Form" or "All Risk Form", in the amount of at least one (1) year of the Gross Revenues, for the benefit of Lessee and Manager; any business interruption insurance proceeds shall be paid into the Hotel Accounts and distributed in accordance with the formula set forth in Section 6.01; (E) Commercial general liability insurance, with amounts not less than $40,000,000 covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, and liquor law or "dram shop" liability, if liquor or alcoholic beverages are served at the Hotel, with respect to Lessee and Manager;

(F) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Hotel and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the state in which the Hotel is located at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessee;

(G) Fidelity bonds with limits and deductibles as may be reasonably determined by Lessee, covering Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

(H) Workers' compensation insurance coverage for all persons employed by Manager at the Hotel. Such workers' compensation insurance shall be in accordance with the requirements of applicable local, state and federal law, and shall always be procured and maintained by Manager;

(I) Vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $15,000,000;

(J) Employment practices liability insurance in an amount not less than $2,000,000.00, which shall always be procured and maintained by Manager;

(K) Such other insurance as Lessee and Manager may reasonably determine for facilities such as the Hotel and the operation thereof, or as Franchisor may require; and

(L) Crime Coverage in the amount of $500,000, Guest Property and Safe Deposit Liability in the aggregate amount of $25,000 ($1,000 per guest), and Innkeeper's Liability in the amount of $25,000.

8.04     Responsibility for Premiums.

All premiums shall be reflected in the approved Annual Plan and paid out of Gross Revenue pursuant to Section 7.01.

8.05     Replacement Cost.

The term "full replacement cost" as used herein shall mean the actual replacement cost of the Hotel requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Term of this Agreement, it shall have the right to have such full replacement cost re-determined.

8.06     Waiver of Subrogation and Indemnities.

All insurance policies carried by Lessee or Manager covering the Hotel, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

8.07     Form Satisfactory, etc.

All of the policies of insurance referred to in this Section 8 shall be written in a form, with deductibles and by insurance companies reasonably satisfactory to the party to whom the benefit of the insurance runs in accordance with the terms of this Agreement. Lessee shall deliver such policies or certificates thereof to Manager prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee to effect such insurance as herein called for, or to deliver such policies or certificates thereof to Manager at the times required, Manager shall be entitled, but shall have no obligation, to effect such insurance, the premiums for which will be paid in accordance with Section 8.04. Each insurer mentioned in this Section 8 shall agree, by endorsement of the policy or policies issued by it, or by independent instrument, that it will give to Lessee and Manager thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

8.08     Increase in Limits.

If either Lessee or Manager at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessee and Manager shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Section.

8.09     Blanket Policy.

Notwithstanding anything to the contrary contained in this Section 8, Lessee may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded to Lessee and Manager will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Agreement by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Section 8 are otherwise satisfied.

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8.10     Separate Insurance.

Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Manager, are included therein as additional insured, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Agreement. Lessee shall immediately notify Manager that Lessee has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

8.11     Reports on Insurance Claims.

Manager, with the assistance of Lessee, shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Hotel, any damage or destruction to the Hotel and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessee. Manager shall not adjust, settle, or compromise any insurance loss, or execute proofs of such loss, with respect to the insurance coverages with respect to any casualty or other event without the prior written consent of Lessee.

8.12     Deductibles to be Operating Expenses.

Any Deductibles paid toward insurance claims shall be deemed Operating Expenses.

9.       INDEMNITIES.

9.01     Indemnification of Manager.

Lessee will defend, indemnify and hold Manager harmless from and against any and all actions, suits, claims, penalties, losses, liabilities, damages and expenses, including attorney's fees, arising out of Manager's performing the services to be performed by Manager in accordance with the terms of this Agreement, including liabilities under statutes requiring notice as a prerequisite to the discharge of employees if Lessee terminates this Agreement, except claims based upon Manager's gross negligence or willful misconduct, or action beyond the authority granted to Manager by this Agreement, and except claims based upon Manager's employment practices which are covered by the indemnity contained in Section 2.02 (E) herein.

9.02     Indemnification of Lessee.

Manager will defend, indemnify and hold Lessee harmless from and against any and all claims to the extent such claims arise on account of Manager's gross negligence, willful misconduct, or action beyond the authority granted to Manager by this Agreement.

9.03     Indemnified Parties.

The indemnities contained in this Section 9 and in Section 2.02 herein will run to the benefit of both Manager and Lessee, and the directors, officers, partners, agents and employees of Lessee and Manager and of their affiliates.

10.      CONDEMNATION.

10.01    Definitions.

(A) "Condemnation" means Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessee and/or its Lessor or other related entity to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(B) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

(C) "Award" means all compensation, sums or anything of value awarded paid or received on a total or partial Condemnation.

(D) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

(E) "Taking" means a taking or voluntary conveyance during the term of this Agreement of all or a part of the Hotel, or any interest therein, or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Hotel whether or not the same shall have actually been commenced.

10.02    Parties' Rights and Obligations.

If during the Term there is any Condemnation of all or any part of the Hotel, the rights and obligations of Lessee, its Lessor and Manager shall be determined by this Section 10.

10.03    Total Taking.

If title to the fee of the whole of the Hotel is condemned by any Condemnor, this Agreement shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Hotel is so taken or condemned, which nevertheless renders the Hotel Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Manager shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Agreement as of the Date of Taking. Upon such date, if such notice has been given, this Agreement shall thereupon cease and terminate. If this Agreement terminates pursuant to this Section 10.03, Manager will comply with the provisions of Section 5.05, and Lessee shall be solely entitled to any Award, subject to Manager's right to seek an award from the condemning authority for its loss of business interest only, if such separate claim is permitted. In the event the condemning authority does award Manager for such loss, Manager shall only be entitled to retain that portion of its condemnation award which is necessary to compensate Manager for its lost management fee. Manager shall promptly remit any additional amount to Lessee. In the event any jurisdiction would permit both Manager and Lessee to seek an award for their loss of business interests (respectively), this section shall not prohibit Lessee from making a separate claim therefor.

10.04    Partial Taking.

If title to less than the whole of the Hotel is condemned, and the Hotel is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Manager or Lessee is entitled but neither elects to terminate this Agreement as provided in Section 10.03 above, Lessee at its cost shall with all reasonable dispatch, but only to the extent of any condemnation awards available to Lessee, restore the untaken portion of the Hotel so that it constitutes a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as existed immediately prior to the Condemnation. If the condemnation awards are not adequate to restore the Hotel to that condition, each of Lessee and Manager shall have the right to terminate this Agreement, without in any way affecting any other management agreements in effect between Lessee and Manager, by giving notice to the other. Upon the date set forth in such notice, this Agreement shall thereupon cease and terminate, Manager will comply with the provisions of
Section 5.05, and Lessee and/or its Lessor shall be solely entitled to any Award, subject to Manager's right to seek an award from the condemning authority for its loss of business interest only, if such separate claim is permitted. In the event the condemning authority does award Manager for such loss, Manager shall only be entitled to retain that portion of its condemnation award which is necessary to compensate Manager for its lost management fee. Manager shall promptly remit any additional amount to Lessee. In the event any jurisdiction would permit both Manager and Lessee to seek an award for their loss of business interests (respectively), this section shall not prohibit Lessee from making a separate claim therefor.

10.05    Temporary Taking.

If the whole or any part of the Hotel is condemned by any Condemnor for its temporary use or occupancy, which nevertheless renders the Hotel Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Manager shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Agreement as of the Date of Taking. Upon such date, if such notice has been given, this Agreement shall thereupon cease and terminate. If this Agreement terminates pursuant to this Section 10.05, Manager will comply with the provisions of Section 5.05, and Lessee and/or its Lessor shall be solely entitled to any Award, subject to Manager's right to seek an award from the condemning authority for its loss of business interest only, if such separate claim is permitted. In the event the condemning authority does award Manager for such loss, Manager shall only be entitled to retain that portion of its condemnation award which is necessary to compensate Manager for its lost management fee. Manager shall promptly remit any additional amount to Lessee. In the event any jurisdiction would permit both Manager and Lessee to seek an award for their loss of business interests (respectively), this section shall not prohibit Lessee from making a separate claim therefor. If, however, the whole or any part of the Hotel is condemned by any Condemnor for its temporary use or occupancy, and the Hotel is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, this Agreement shall not terminate by reason thereof. Except only to the extent that Manager may be prevented from so doing pursuant to the terms of the order of the Condemnor, Manager shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Manager to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section described, the amount of any Award made for such Condemnation and available to Lessee, to the extent required to make all payments required under Section 7.01 herein, shall be deposited in the Hotel Accounts and disbursed by Manager, with the balance to be retained by Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense, restore the Hotel as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, but only to the extent of the Award available to Lessee, unless such period of temporary use of occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration.

11.      CASUALTY.

11.01    Insurance Proceeds.
Subject to the provisions of Section 8.03(D) with respect to loss of income insurance and Section 11.05 below and the terms of any mortgage, all proceeds payable by reason of any loss or damage to the Hotel, or any portion thereof, insured under any policy of insurance required by Section 8.03(A) through (C) and (F) above shall be settled or compromised by and paid to Lessee and held in trust by Lessee or its Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Hotel, or any portion thereof, and, if applicable, shall be paid out by Lessee or its Lessor from time to time for the reasonable costs of such reconstruction or repair upon terms specified in this Agreement and such other reasonable terms and conditions specified by Lessee consistent with the disbursement procedures for a construction loan of similar size and scope. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Hotel shall be paid to Lessee. If neither Lessee nor Manager is required or elects to repair and restore, and this Agreement is terminated as described in Section 11.02 below, all such insurance proceeds shall be retained by Lessee. All salvage resulting from any risk covered by insurance shall belong to Lessee.

11.02    Reconstruction - Damage or Destruction Covered by Insurance.

(A) Except as provided in Section 11.05 below, if during the Term the Hotel is totally or substantially destroyed by a risk covered by the insurance described in Section 8 above and the Hotel thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall, at Lessee's option, either (1) restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Agreement, but only to the extent of insurance proceeds available to Lessee, or (2) terminate this Agreement by written notice thereof to Manager. If Lessee elects restoration of the Hotel, the insurance proceeds shall be paid out by Lessee from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess proceeds remaining after such restoration shall be paid to Lessee.

(B) Except as provided in Section 11.05 below, if during the Term the Hotel is partially destroyed by a risk covered by the insurance described in Section 8 above, but the Hotel is not thereby rendered Unsuitable for its Primary Intended Use, Lessee (with the cooperation of the Manager) shall restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Agreement, but only to the extent of insurance proceeds available to Lessee. Such damage or destruction shall not terminate this Agreement. However, if, under this Section, Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Hotel for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of this Agreement, Lessee may (a) give Manager written notice of termination of this Agreement or (b) restore the Hotel using the proceeds of insurance. If Lessee restores the Hotel, the insurance proceeds shall be paid out by Lessee from time to time for the reasonable costs of such restoration, and any excess proceeds remaining after such restoration shall be paid to Lessee.

11.03    Reconstruction - Damage or Destruction not Covered by Insurance.
         ---------------------------------------------------------------

Except as provided in Section 11.06 below, if during the Term the Hotel is totally or substantially destroyed by a risk not covered by the insurance described in Section 8 above, whether or not such damage or destruction renders the Hotel Unsuitable for its Primary Intended Use, Lessee at its option shall either (a) restore the Hotel to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Agreement, or (b) terminate this Agreement. If Lessee terminates this Agreement, Manager will comply with the provisions of Section 5.05.

11.04    Abatement.

Any damage or destruction due to casualty notwithstanding, this Agreement shall remain in full force and effect provided that the obligation of Manager to make payments and to pay all other charges required hereunder shall not abate during the period required for the applicable repair and restoration.

11.05    Damage Near End of Term.

Notwithstanding any provisions of Section 11.02 or 11.03 appearing to the contrary, if damage to or destruction of the Hotel rendering it unsuitable for its Primary Intended Use occurs during the last 4 months of the Term, then Lessee shall have the right to terminate this Agreement by giving written notice to Manager within thirty (30) days after the date of damage or destruction, whereupon.

12.      DEFAULT.

12.01    Events of Default by Manager.

If any one or more of the following events (individually, an "Event of Default") occurs:

(A) if Manager fails to observe or perform any term, covenant or condition of this Agreement and such failure is not cured by Manager within a period of thirty (30) days after receipt by Manager of notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case Manager shall have an additional reasonable period of time to cure such breach provided Manager proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; or

(B) if Manager shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or a shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Manager as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Manager shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of the Manager or of the whole or substantially all of the assets of the Manager shall be appointed in any proceedings brought by the Manager or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Manager shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

(C) if Manager is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, if Manager in any manner, permits the sale or divestiture of substantially all of its assets; or

(D) if the interest of Manager in this Agreement or any part thereof or any ownership interest in Manager is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding, except (i) where Manager is contesting such lien or attachment in good faith in accordance with the express terms of this Agreement, and (ii) as otherwise expressly permitted herein;

(E) if, except as a result of a total or substantial Condemnation or Casualty that renders the Hotel unsuitable for its Primary Intended Use, Manager (without the consent of Lessee) voluntarily ceases operations of the Hotel for a period in excess of twenty-four (24) hours;

(F) if an Event of Default has been declared by the Franchisor under the Franchise Agreement with respect to the Hotel as a result of any action or failure to act by the Manager (other than a failure to complete a Capital Replacement required by the Franchisor resulting from Lessee's failure to fund the cost of such Capital Replacement pursuant to Section 2.01 hereof) and Manager has failed, within thirty (30) days thereafter, to cure such default by curing the underlying default under the Franchise Agreement and paying all costs and expenses associated therewith, provided, however, that if Manager is in good faith disputing an assertion of default by the Franchisor or is proceeding diligently to cure such default, the 30-day period shall be extended for such reasonable period of time as Manager continues during this period to dispute such default in good faith or diligently proceeds to cure such default and so long as there is no period during which the Hotel is not operated pursuant to the Franchise Agreement; or

                  (G) if Manager, or anyone acting on Manager's behalf, or within Manager's employ or control commits a crime on or about the Hotel premises, whether such crime is against Lessee or any other person or entity, including but not limited to theft, embezzlement, vandalism, arson and the like, unless the Total Cost of such crime to Lessee, and any of Lessee's related entities, is fully covered by the proceeds of a valid insurance policy required by this Management Agreement. The term Total Cost, as used in this subsection shall include but not be limited any and all costs related to lawsuits stemming from such crime (whether filed by, on behalf of or against Lessee, directly or indirectly), any reduction in revenue reasonably attributed to such crime, any medical costs to employees, guests or other parties related to such crime, costs of repairing/replacing any property directly or indirectly damaged by such crime, costs of investigating such crime, and similar costs which Lessee (or its affiliates) would not have incurred but for the crime. Notwithstanding the foregoing, in the event that any two such crimes occur within a period of one
(1) year, the crimes shall be deemed a pattern indicative of Manager's gross negligence, and the second such crime shall be deemed an event of default, whether or not the Total Cost exceeds the insurance proceeds therefrom;

                  THEN, and in any such event, Lessee may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Agreement, without payment of the Termination Fee.

12.02    Lessee Default.

If Lessee fails to observe or perform any term, covenant or condition of this Agreement or the Franchise Agreement and such failure is not cured by Lessee within a period of thirty (30) days after receipt by Lessee of notice thereof from Manager, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an "Lessee Default" if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, then Manager may exercise one or more remedies available to it herein or at law or in equity, including, but not limited to its right to terminate this Agreement.

12.03    Unavoidable Delay.

No Event of Default under Section 12.01(A) or Lessee Default under Section 12.02 (other than a failure to make a payment of money) shall be deemed to exist during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee or Manager, as the case may be, remedies such default or Event of Default or Lessee's Default without further delay.

12.04    Damages.

In the event of Manager's termination of this Agreement due to an Lessee Default hereunder, Lessee shall forthwith pay to Manager, as and for liquidated and agreed current damages for an Lessee Default, the termination fee described in
Section 13.01 below.

12.05    Litigation Costs.

If litigation is commenced with respect to any alleged default under this Agreement, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith, provided that such litigation is in accordance with Section 16.02 herein.

13.      LESSEE'S TERMINATION WITHOUT AN EVENT OF DEFAULT.

13.01    With Payment of Termination Fee.

Lessee may terminate this Agreement at any time by giving Manager sufficient notice to comply with all applicable laws, including laws governing notification to employees (but not less than thirty (30) days notice in any event) including with its notice payment of the Termination Fee amount, together with the balance due of any and all amounts due Manager earned through the date of termination. The Termination Fee shall be equal to seventy five percent (75%) of the amount budgeted for base management fee for the remainder of the original term at the time of termination, but shall not be less than three (3) months of Base Management Fees.

13.02     Without Payment of Termination Fee.

Lessee may terminate this Agreement at any time by giving Manager sufficient notice to comply with all applicable laws, including laws governing notification to employees (but not less than thirty (30) days notice in any event), without the payment of any termination fee, in the event that Lessee sells the Hotel to a third party purchaser.

14.      DEFINITIONS.

14.01 "Affiliate" means, with regard to any Person, (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person).

14.02    "Annual Plan" has the meaning contained in Section 3.01.

14.03    "Commencement Date" means the date contained on Schedule I.

14.04 "CPI" means the "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items for Urban.

14.05    "Employees" has the meaning contained in Section 2.02.

14.06 "Excluded Revenues" means (i) any gratuity or sales charges added to a customer's bill, which are payable to Hotel employees, (ii) sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or other similar taxes, (iii) proceeds from the sale or refinancing of the Hotel, (iv) abatement of taxes, (v) proceeds of insurance, except business interruption insurance and (vi) Telecom Revenues.

14.07 "Franchise Agreement" means the franchise agreement of even date herewith between Lessee and Franchisor relating to the Hotel.

14.08 "Franchisor" means the hotel franchise company licensing the use of the Hotel name, if any.

14.09 "Franchise Costs" means expenditures for compliance with the requirements of the Franchisor of the Hotel, including without limitation payment of royalties, marketing contributions, and reservation system fees, but excluding the cost of compliance with Franchisor's operating standards requiring Capital Replacements.

14.10    "GAAP" means U.S. generally accepted accounting principles.

14.11    "Gross Operating Profit" means Gross Revenues less Operating Expenses.

14.12 "Gross Revenues" means all revenues of the Hotel and all its uses of every nature and kind regardless of source, excluding Excluded Revenues. By way of illustration but not limitation, Gross Revenues will include:

(A) The amount received as payment for the use and occupancy of all guest rental units;

(B) The amount received as payment for the use and occupancy of all meeting rooms, banquet function rooms, and public areas;

(C) All revenues derived from the sale of food and other edibles in restaurants, lounges, meeting rooms, banquets, guest rooms and any other location at the Hotel;

(D) All revenues derived from the sale of liquor, beverages, and other potables in restaurants, lounges, meeting rooms, banquets, guest rooms, and any other location at the Hotel;

(E) All revenues derived from the use of telephone in guest rooms or in public areas;

(F) All revenues derived from leases, subleases, concessions, vending, valet services, swimming pool memberships, banquet extras, movies or income of a similar or related nature; and

(G) Proceeds of business interruption insurance.

14.13 "Hotel" means the hotel described on Schedule I.

14.14 "Hotel Account(s)" has the meaning contained in Section 4.01.

14.15 "Manager" means Innkeepers Hospitality Management, Inc. dba Island Hospitality.

14.16 "Operating Equipment" means all china, glassware, linens, silverware and uniforms used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Hotel.

14.17 "Operating Expenses" means any and all amounts paid or expenses incurred in connection with the operation of the Hotel, as determined in accordance with GAAP or the Uniform System of Accounts for Hotel, excluding taxes (other than the sales and use and payroll taxes described below), interest, principal, and other payments on any debt or other obligation for borrowed money, including debt service on any mortgage debt, and non-cash items such as depreciation (these excluded items shall be paid directly by Lessee). By way of illustration but not limitation, Operating Expenses include:

(A) Salaries, wages, payroll taxes, bonuses and employee benefits and payroll processing fees.

(B) Legal, accounting and other professional fees.

(C) Fees for licenses and permits.

(D) Costs of Operating Supplies including sales and use taxes imposed thereon.

(E) Costs of Operating Equipment including sales and use taxes imposed thereon.

(F) Franchise Costs.

(G) Department expenses not otherwise itemized above directly related to rooms, food, beverage, telephone, and other segregated outlets.

(H) Expenses not attributed to a specific department in the ordinary course and not otherwise itemized above including administrative and general; advertising, sales and promotion; heat, light and power; and repairs and maintenance (but not of Capital Replacements).

(I) Base Management Fee.

14.18 "Operating Leases" means leases of personal property and equipment which, if not leased, would be purchased and classified as Capital Replacements.

14.19 "Operating Supplies" means consumable items used in or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Hotel, including but not limited to food and beverages, fuel, soap, cleaning material, matches, stationery and other similar items.

14.20 "Operating Year" means each twelve month period commencing on the first day of January (except for the first year, which will commence on the Commencement Date), and ending on the subsequent December 31 (except for the last year which will end on the date of termination, whether by expiration of the term of the Agreement or otherwise).

14.21    "Lessee" means the entity identified on Schedule I or its successors.

14.22    "Telecom Revenues" has the meaning described in Section 15.03.

14.23 "Unavoidable Delays" means delays due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action (including terrorist activities), civil commotion, fire, unavoidable casualty or other similar causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Agreement or any guaranty of this Agreement.

14.24 "Uneconomic for its Primary Intended Use" means a state or condition of the Hotel such that, in the good faith judgment of Lessee and Manager, reasonably exercised, the Hotel cannot be operated on a commercially practicable basis for hotel purposes and such other uses as may be necessary or incidental thereto, taking into account, among other relevant factors, the number of usable rooms and projected revenues and expenses.

14.25 "Uniform System of Accounts" means the Uniform System of Accounts for Hotel (Eighth Revised Edition, 1986) as revised from time to time; but not any subsequent revisions unless approved by both Lessee and Manager in writing.

14.26 "Unsuitable for its Primary Intended Use" means a state or condition of the Hotel such that, in the good faith judgment of Lessee and Manager, reasonably exercised, due to casualty damage or loss through Condemnation, the Hotel cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

15.      GENERAL PROVISIONS.

15.01    Estoppel Certificates.

Lessee and Manager each, upon at least ten (10) days' notice, will execute and deliver to the other, and to any third party having, or about to have, a bona fide interest in the Hotel, a written certificate stating that this Agreement is unmodified and in full force and effect, or if not, stating the details of any modification, and stating that as modified it is in full force and effect, the date to which payments have been paid, and whether there is any existing default on the part of the other.

15.02    Arbitration.

All disputes hereunder shall be subject to arbitration pursuant to the provisions of this Section. The party initiating arbitration (the "Claimant") shall do so by giving written notice (the "Demand") to the other party (the "Respondent") of its intention to arbitrate, which Demand shall contain a statement setting forth the nature of the dispute, the amount in dispute, if any, and the remedy sought. The arbitration panel shall apply the substantive law of the State of Tennessee and the location of the arbitration shall be Memphis, Tennessee. The American Arbitration Association ("AAA") shall give each party a list of at least fifteen (15) arbitrators technically competent and experienced in the field of knowledge in controversy no later than twenty (20) days after the Demand. Each party may strike up to three (3) names from the list. The parties shall then endeavor in good faith to agree on a panel of three
(3) from the remaining list. In the event the parties are unable to agree on a panel, then no later than ten (10) days following the Demand each party shall select one (1) arbitrator from the list. Within five (5) days thereafter the third panelist shall be selected by agreement of the first two so selected.

(A) Procedure. Matters involving less than $250,000.00. Any matter subject to arbitration pursuant to this section and involving less than $250,000.00 in controversy shall be conducted in accordance with the rules of the AAA and shall not be subject to judicial review for any cause other than denial of due process of law.

(B) Matters Involving $250,000.00 or More. Any matter subject to arbitration pursuant to this section and involving $250,000 or more in controversy shall be subject to the following:

      (1) each party shall be entitled to discovery consisting of document production requests, interrogatories and depositions of fact and expert witnesses. The parties shall also exchange expert reports in a form to be determined by the panel. Limitations on such discovery shall be at the discretion of the panel;

      (2) no later than thirty (30) days prior to commencement of testimony, each party shall provide to the other a list of witnesses it expects to call, a list of exhibits it intends to introduce and a statement of issues to be resolved;

      (3) the panel shall have the authority to resolve issues on motion in accordance with the standards applicable to motions for summary judgment in courts within the district in which the hearing is to be conducted;

      (4) the arbitrators shall apply the applicable rules of evidence to the proceeding, except to the extent otherwise stipulated in writing by the parties;

      (5) the arbitrators shall prepare in writing their findings of fact, conclusions of law and award; and

      (6) the arbitrators shall not have the power to commit errors of law or legal reasoning, and the award shall be reviewable and subject to modification, reversal or remand concerning such errors by a court of competent jurisdiction.

(C) Fees and Costs. All costs of arbitration shall be paid by the losing party, including any and all attorney's fees.

(D) Enforcement of Award. Subject to the provisions of paragraph 6 above, the award rendered by the arbiter or arbiters shall be final and binding upon the parties, and judgment may be entered and enforced in any court having competent jurisdiction.

15.03  Telecommunications Leases and Licenses.

15.04    No Partnership or Joint Venture.

Notwithstanding anything in this Agreement to the contrary, Lessee, without the consent of Manager, shall have the right to lease or license portions of the Hotel for telecommunications and similarly related facilities, or other uses, to the extent such leases and licenses do not materially interfere with operations of the Hotel. Any revenues derived therefrom (hereinafter "Telecom Revenues") shall belong solely to Lessee, and shall be excluded from Gross Revenues for the purpose of calculating and management fees. Telecom Revenues does not include revenues derived from the internal hotel phone system and any computer/internet privileges offered to guests of the hotel in the ordinary course of business.

Nothing contained in this Agreement will be construed to be or create a partnership or joint venture between Lessee, any affiliate of Lessee, its successors or assigns, on the one part, and Manager, any affiliate of Manager, its successors and assigns, on the other part. Manager shall be deemed to be an independent contractor of Lessee for purposes of this Agreement.

15.05    Modifications and Charges.

This Agreement cannot be changed or modified except by another agreement in writing signed by the party sought to be charged therewith, or by its duly authorized agent.

15.06    Understandings and Agreements.

This Agreement constitutes all of the understandings and agreements of whatsoever nature or kind existing between the parties with respect to Manager's management of the Hotel.

15.07    Headings.

The Section headings contained herein are for convenience or reference only and are not intended to define, limit or describe the scope or intent of any provisions of this Agreement.

15.08    Survival of Covenants.

Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, will survive any such termination.

15.09    Waivers.

No failure by Manager or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach of this Agreement will constitute a waiver of any breach or any subsequent breach of the covenant, agreement, term or conditions. No covenant, agreement, term or condition of this Agreement and no breach of this Agreement will be waived, altered or modified, except by written instrument. No waiver of any breach will affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement will continue in full force and effect with respect to any other then existing or subsequent breach.

15.10    Applicable Law.

To the extent legally permissible, this Agreement will be construed and interpreted by, and be governed by, the laws of the State of Tennessee.

15.11    Notices.

Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder, or which are to be given with respect to this Agreement, will be in writing sent by registered or certified mail, postage prepaid, return receipt requested, by a reputable overnight delivery service such as Federal Express, or by facsimile transmission, provided that a simultaneous copy of the faxed notice is sent via overnight delivery, addressed to the party to be so notified as set forth on Schedule I. Any notice will be deemed delivered when received or receipt rejected. Notices may also be delivered by hand, or by special courier, if, in either case, receipt is acknowledged by the addressee. Any notice delivered by hand, or by special courier, will be deemed delivered when received. Either party may at any time change the addresses for notices by written notice to the other party.

15.12    Binding Effect.

This Agreement will be binding upon and will inure to the benefit of the successors in interest and the assigns of the parties hereto, provided that no assignment, transfer, sale, pledge, encumbrance, mortgage, lease or sublease by or through Manager or by or through Lessee, as the case may be, in violation of the provisions of this Agreement, will vest any rights relative to this Agreement in the assignee, transferee, purchaser, secured party, mortgagee, pledgee, lessee, sublessee or occupant, or will diminish, reduce or release the obligations of the parties hereto.

15.13    Confidentiality.

Manager and Lessee agree that the contents of this Agreement will not be disclosed to any other individual or entity (except as directed by law or judicial order), provided, either party may disclose the contents of this Agreement to (i) its Affiliates, its partners and limited partners, and/or shareholders and directors, attorneys, accountants and investment bankers, (ii) individuals or entities providing, or proposing to provide, financing to Lessee, and (iii) the Securities and Exchange Commission ("SEC") if and to the extent required by applicable SEC rules.

15.14    Conflicts.

In the event of any conflicts between the terms of this Agreement and the Franchise Agreement, the terms of this Agreement shall control.

15.15    Third Party Beneficiary.

None of the obligations of this Agreement of either party will run to or be enforceable by any party other than the party to this Agreement or its assignee pursuant to the terms of this Agreement. Lessee is expressly authorized to assign its rights under this Agreement to any mortgagee of the Hotel.

15.16    Subordination.

This Agreement shall be subordinate to any mortgage encumbering the Hotel, and Manager agrees to enter into such subordination agreements, and to execute and deliver such estoppel certificates, as lender may require from time to time, which shall include all reasonable provisions required by the lender, including, without limitation, Manager's acknowledgment that its real estate interest in and to the Hotel, if any, created by this Agreement is subordinate to any mortgage encumbering such Hotel.

15.17    Time of the Essence.

Time is of the essence of this Agreement.

15.18    Counterparts.

This Agreement may be signed in one or more counterparts, which, when taken together, constitute the entire Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year specified on Schedule I.

                                        LESSEE:  ____________________________


                                        By:
                                              ---------------------------------

                                        Name:
                                              ---------------------------------

                                        Title:
                                              ---------------------------------

                              Manager: Innkeepers Hospitality Management, Inc., a Florida corporation



                                        By:
                                              ---------------------------------

                                        Name:
                                              ---------------------------------

                                        Title:
                                              ---------------------------------

42

                         SCHEDULE I - Terms of Agreement


1.       DATE OF AGREEMENT: _____________________

2.       DESCRIPTION OF HOTEL (Preamble)

                  -------------------------------
                  -------------------------------

3.       COMMENCEMENT DATE (Section 1.02):

                  The term of this Agreement shall commence on the later of (a) _______________, but is subject to Lessee receiving lender and franchisor approval of this Agreement. Lessee shall confirm the Commencement Date with a letter to Manager.

4.       EXPIRATION DATE (Section 1.02):

                  12 months from Commencement Date

5.       AGREEMENT LIMITATIONS (Section 3.04):

                  Maximum Amount:   ___________
                  Time Period:      ___________

6.       MINIMUM BALANCE (Section 4.02):

                  $---------

7.       ACCOUNTING FEE:

                  $______ per month

8.       BASE MANAGEMENT FEE;

                  ___% of Gross Revenues from the operation of the Hotel for the preceding month.

9.       INCENTIVE MANAGEMENT FEE

                  A percentage of the amount by which Gross Operating Profit (as defined in 14.11) for the initial twelve (12) month term exceeds the $_____________ shall be paid to Manager as an Incentive Management Fee in accordance with Section 6.01(B). Incentive Management Fee shall be calculated as follows:

                  If Revpar index < 105%, 20% of GOP dollars in excess of $____________;

                  If Revpar index = 105.1 to 107.5%, 30% of GOP dollars in excess of $_____________;

                  If Revpar index > 107.5%, 40% of GOP dollars in excess of $_______________.

                  Notwithstanding the foregoing, the Incentive Management Fee shall not exceed ____ Percent (__%) of the Gross Operating Revenues of the Hotel. The Manager shall retain the Incentive Management Fee at the end of each three (3) month period, from Gross Operating Profits. Following the end of the Initial Term, the Incentive Management Fee shall be trued up and any overpayment shall be returned to Lessee.

10.      LESSEE (Section 15.20): _______________________

11.      NOTICES (Section 16.11):

                  Manager: Innkeepers Hospitality Management, Inc. 306 Royal Poinciana Way
                               Palm Beach, FL 33480
                               Phone: (561) 227-1309 (for reference only)
                               Fax: (561) 835-0457
                               Attn:  Jeffrey H. Fisher, President,


                  Lessee:      _______________________
                               c/o Equity Inns, Inc.
                               7700 Wolf River Boulevard
                               Germantown, Tennessee  38138
                               Phone: (901) 754-7774 (for reference only)
                               Fax:  (901) 754-2374
                               Attention:  President

          SCHEDULE II - Management Services Included in Management Fee

        (All to be conducted in accordance with the approved Annual Plan)

PROPERTY LEVEL

1. Establish staffing requirements

2. Establish employment policies such as hiring policies, terms of employment, wage scales, and vacation and benefit packages

3. Select key employees and department heads

4. Provide property level training

5. Establish rates and charges for the goods and services to be sold by the Hotel

6. Implement sales and marketing strategies

7. Supervise property operations

8. Negotiate and sign purchase orders and service agreements

HOME OFFICE

1. Provide a regional director of operations to supervise property activities

2. Provide human resources management

3. Provide management information systems

4. Make available Manager's legal staff to provide assistance in day-to-day property operations.

5. Negotiate national vending contracts

6. Purchase all Operating Supplies and Operating Equipment

7. Pay all expenses incurred in the operation of the Hotel

8. Maintain the Hotel in good order, repair, and condition

9. Prepare a schedule of suggested insurance coverages and administer the purchase of insurance, if requested by Lessee.

10. Implement Manager's standard administrative, accounting, budgeting, marketing, and operational policies and practices

ACCOUNTING SERVICES

1.  Prepare sales and use tax returns

2.  Process accounts payable

3   Prepare monthly and yearly financial statements

4.  Provide cash management services

5.  Process payroll and related payroll items

               SCHEDULE III - Sample Statement of Profit and Loss

                SCHEDULE IV - Definition of Capital Replacements

                              CAPITAL REPLACEMENT:

A Capital Replacement is defined as an investment in a readily identifiable facility which (1) is held for use or income rather than for sale or conversion into goods or cash and (2) has a useful service life in excess of one year. Nonrecurring expenses directly associated with the investment should be included as part of the total expenditure for evaluation purposes, this includes preopening expenses.

                              Capitalization Policy

If the cost of the capital addition is $1,000 or greater and the items acquired have an expected service life of more than one year, the expenditure is capitalized. See "Maintenance and Repairs" for those expenditures which are expensed without regard to the $1,000 guideline.

If the item(s) acquired meet the more than one-year life criterion, but the total invoice cost is less than $1,000, the expenditure is considered an expense item.

                          Replacement - Component Parts

If the estimated job or total invoice cost for replacement of the following major components of building is under $5,000, the expenditure is to be expensed to maintenance and repairs:

         Heating Equipment - Pumps, boilers, heat exchangers, thermostats; pressure gauges alarm devices, piping.

         Plumbing Equipment - Pumps, meters, minor sprinkler system, piping.

         Air Conditioning Equipment - Compressors, condensers, motors, cooling towers, evaporative coolers, piping.

         Fire Prevention Equipment - Major fire system sprinklers, smoke detectors.

         Power - Transformer, conduits and boxes, panel boards, switches and outlets.

Betterments

If the estimated job or total invoice cost is $5,000 or above, and the expenditure(s) will extend the useful life of an asset previously capitalized, then the expenditure should be capitalized.

Maintenance and Repairs

The following replacement expenditures are considered maintenance and repairs and are not subject to the total invoice cost guideline of $1,000.

         Repainting of Buildings, Pools, Park Areas (1)(6)
         Refinishing of Furniture (2)
         Glass Replacement (except when Thermal replaces regular glass) Maintenance Service Contracts, such as Yard, Television, Elevator,
            Swimming Pool
         Wall Paper (not Vinyl) (2)
         Reupholstery of Furniture (2)
         Replastering (2)
         Replacement of Chain Locks, Key Blanks, Keys, Locks, Locksets. Locks and locksets installed in new doors or offering substantial security improvements should be capitalized if the invoice is over $1,000.
         Patching Parking Lot (3)
         Roof Repairs (4)
         Waterproofing of Lamp Globes and Light Bulbs
         Section Replacement for Neon Signs
         Caulking and Sealing (1)
         Toilet Seats
         Stolen Televisions
         Small Parts for Equipment (see below)
         Landscaping/Plants (5)

1. If the complete exterior of the building is repainted, including caulking and sealing of the building, those costs will be capitalized.

2. Expenditures for interior painting, wall paper, refinishing of furniture, replastering or upholstering may be capitalized if:

         (a) These expenditures are part of a major refurbishment project, or

         (b) The cost of these expenditures exceed $10,000 and extend the useful life of the asset.

3. Repairing of parking lots, including resealing and resurfacing, will be capitalized if the expenditure exceeds $10,000.

4. Replacement of the complete roof or complete section of the roof (including laying a roof over an existing roof) will be capitalized if total expenditure exceeds $10,000.

5. If the landscaping is new or replacement of existing interior or exterior landscaping and exceeds $10,000, the cost of the landscaping can be capitalized.

6. Major overhauls to the pool which exceed $10,000 in cost and extend the useful life of the asset will be capitalized.

All expense items will be expensed to M&R expense line items above GOP. These expenses, as a rule, should be funded from operating cash flow. Only large M&R expenditures (in excess of $25,000) which will be funded from capital replacement reserve may be classified to miscellaneous expense below the line. These items must be approved by the Hotel Financial Controller.

Replacement of Component Parts

Expenditures for parts of equipment to keep the equipment in working condition are expenses and not capital expenditures. The equipment as a whole is only repaired by the replacements, which merely keeps it in working condition - e.g., compressors for air conditioners.

Software

Software costs will not be capitalized unless the cost of the software exceeds $5,000, or it is included with the purchase of the hardware.

Retirements

If an item capitalized replaces an asset with a remaining life on the books, the replaced asset should be written off.

                        SCHEDULE V - STR Competitive Set

                                 (See Attached)